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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               For Registration Of Certain Classes of Securities
                    Pursuant To Section 12(b) Or (g) Of The
                        Securities Exchange Act of 1934

                                 SYNETIC, INC.
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            (Exact name of registrant as specified in its charter)

     Delaware                                        11-2975182
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(State of incorporation or organization)       (IRS Employer Identification No.)

669 River Drive, River Drive Center II
Elmwood Park, New Jersey                               07407
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(Address of principal                                 (Zip Code)
 executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Information A(c)(2) please check the following box [_]


       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                            Name of each exchange on which
to be so registered                            each class is to be registered
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     None                                                   None

      Securities to be registered pursuant to Section 12(g) of the Act:

                5% Convertible Subordinated Debentures due 2007
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                               (Title of class)

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                               (Title of class)


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Item 1.         Description Of Registrant's Securities To Be Registered.

                The securities being registered under this registration statement by Synetic, Inc. (the "Registrant"), are the Registrant's 5% Convertible Subordinated Debentures due 2007 (the "Debentures"), which were registered under the Securities Exchange Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (File No. 333-21041) filed with the Securities and Exchange Commission (the "Commission") on February 4, 1997, as amended by Amendment No. 1 thereto filed with the Commission on February 7, 1997, as further amended by Amendment No. 2 thereto filed on February 13, 1997 and as declared effective under the Act by the Commission on February 13, 1997. The Debentures are the same as described on pages 26-32 under the caption "Description of Debentures" in the final form of the Prospectus included in Amendment No. 2 to the Registration Statement. Such description of the Debentures is incorporated by reference into this form in answer to this Item.


Item 2.         Exhibits.

                The Exhibits listed below are filed herewith:

Exhibit No.                             Description
-----------                             -----------

    1                           Form of Debenture (included in Exhibit 2).

    2 Form of Indenture to be dated as of February __, 1997, between the Registrant and United States Trust Company of New York, as Trustee
                                (including the form of Debenture as Exhibit A thereto), incorporated by reference to Exhibit
                                4.2 to the Registrant's Registration Statement on Form S-3 (File No. 333-21041).


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                                   SIGNATURE
                                   ---------


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        (Registrant) SYNETIC, INC.
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                                        Date:  February 13, 1997



                                        By: /s/ Victor L. Marrero
                                            -----------------------------
                                        Name:  Victor L. Marrero
                                        Title: Vice President-Finance and
                                               Chief Financial Officer





                                       2
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                                Exhibit Index
                                -------------


Exhibit No.     Exhibit                                    Page
-----------     -------                                    ----

(1)             Form of Debenture (included
                in Exhibit 2).

(2)             Form of Indenture to be dated
                as of February __, 1997, between
                the Registrant and United States
                Trust Company of New York, as
                Trustee (including the form of
                Debenture as Exhibit A thereto),
                incorporated by reference to Exhibit
                4.2 to the Registrant's Registration
                Statement on Form S-3 (File No. 333-21041).